As filed with the U.S. Securities and Exchange Commission on April 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

BERTO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	99-4250815
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144
Tel: (702) 781-4313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry L. You

Executive Chairman and Interim Chief Financial Officer

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Tel: (702) 781-4313

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200	Cynthia Anandajayasekeram Ogier (Cayman) LLP 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009 Tel: (345) 949-9876	Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-286023

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Berto Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-286023) (the “Prior Registration Statement”), initially filed by the Registrant on March 21, 2025, as amended on April 9, 2025, April 15, 2025 and April 18, 2025, and declared effective by the Securities and Exchange Commission on April 29, 2025.

This Registration Statement covers the registration of an additional 1,265,000 of the Registrant’s units, each consisting of one ordinary share and one-half of one redeemable warrant, including 165,000 units that may be purchased by the underwriters to cover over-allotments, if any.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on Exhibit 107 to this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of April 30, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than April 30, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-286023 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of White & Case LLP.
5.2	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of White & Case LLP (included in Exhibit 5.1).
23.3	Consent of Ogier (Cayman) LLP (included in Exhibit 5.2).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 29th day of April, 2025.

BERTO ACQUISITION CORP.

By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Executive Chairman and Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Harry L. You	Executive Chairman of the Board and Interim Chief Financial Officer	April 29, 2025
Harry L. You	(Principal Executive Officer and Principal Financial and Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Berto Acquisition Corp., in Las Vegas, Nevada, on the 29th day of April, 2025.

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	Executive Chairman and Interim Chief Financial Officer